EXHIBIT 10.39

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDMENT NO. 2

TO

XYREM SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 dated this 19th day of August 2002 (this “Amendment”) to Xyrem Supply Agreement is made and entered into as of the 19th day of August, 2002, by and between Orphan Medical, Inc., a Delaware corporation (“Orphan”), and DSM Pharmaceuticals, Inc. (formerly, Catalytica Pharmaceuticals, Inc.), a Delaware corporation (“DSM”):

W I T N E S S:

WHEREAS, Orphan and Catalytica Pharmaceuticals, Inc. have previously executed a Xyrem Supply Agreement, dated June 30, 2000, and amended by Amendment No. 1 dated November 9, 2000 (collectively, the “Agreement”); and

WHEREAS, Catalytica’s interest in, and obligations under, the Agreement have been acquired and assumed by DSM; and

WHEREAS, DSM and Orphan desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the premises, the respective commitments and undertakings of Orphan and DSM set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Orphan and DSM hereby agree as follows:

1. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

2. Effective as of the date of this Amendment, the Product Price shall be as set forth on Appendix D to this Amendment, which Appendix D shall supersede Appendix D to the Agreement in all respects.

3. Section 7.3 of the Agreement shall be amended in its entirety and shall hereafter read as follows:

“7.3 Product Price Adjustments. The Product Price, as specified on Appendix D, shall be subject to adjustment from time to time as follows:

(a) The conversion component of the Product Price, as set forth on Appendix D, shall be adjusted for each Contract Year, commencing with the Contract Year beginning in [ * ], and shall be equal to [ * ]. [ * ] in the conversion component Product Price pursuant to this Section 7.3(a) shall become effective as of [ * ].

Amendment No. 2: Page 1

(b) The materials component of the Product Price shall also be subject to adjustment from time to time as follows:

(i) Effective as of the start of each Contract Year, commencing with the Contract Year beginning in [ * ] the materials component may be [ * ] by DSM by the amount of [ * ]. DSM shall provide Orphan with written notification of any [ * ] in the materials component of the Product Price at least [ * ] days prior to the start of the Contract Year to which such [ * ] applies. Orphan shall have the option, upon reasonable notice to DSM, to appoint an independent financial auditor to verify the price [ * ]; and DSM shall make available to the auditor appropriate documentation substantiating DSM’s cost [ * ]. The auditor shall be subject to the confidentiality requirements of Article 14 and shall only disclose to Orphan the auditor’s opinion as to whether or not the price [ * ] is consistent with the [ * ]. If there is any disagreement with respect to any price [ * ], the dispute shall be resolved in accordance with Article 18.

ii. Notwithstanding the provisions of subpart (i), if, during any Contract Year, [ * ] of more than [ * ], then DSM shall be entitled to [ * ] the Materials component of the Purchase Price during such Contract Year upon [ * ] written notification by utilizing the protocol set forth in subpart (i).”

4. Section 15.1 of the Agreement shall be amended in its entirety and shall hereafter read as follows:

“15.1 Unless sooner terminated pursuant to Article 16 below, the initial term of this Agreement shall commence on the Effective Date and end upon the expiration of the third (3rd) Contract Year. Unless otherwise terminated pursuant to Article 16 below, this Agreement shall be automatically renewed for additional one (1) year terms after the end of the initial term, unless either party provides written notice to the other at least twelve (12) months prior to the expiration of the initial or any extended term, as the case may be, that this Agreement shall expire at the end of the initial term or such renewal term, as the case may be. All references herein to “term of this Agreement” shall be deemed to include both the initial and any extended terms.”

Amendment No. 2: Page 2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5. Article 16 of the Agreement is amended by relabeling current Sections 16.2 and 16.3 as Sections 16.3 and 16.4, respectively, and by adding a new subsection 16.2, which shall read as follows:

“16.2 Termination by Orphan. In addition to any other legal or equitable remedies that it may have, Orphan may terminate this Agreement prior to the expiration of the term of this agreement upon written notice to DSM in the event that (a) DSM is cited for, or receives any warnings about, any material compliance deficiencies by the FDA that could adversely affect the manufacturing or sales of the Product, and the deficiencies noted in such FDA citation or warning are not cured by DSM to Orphan’s reasonable satisfaction within [ * ] after receipt by DSM of such warning or citation; or (b) the FDA initiates any compliance action against DSM that directly affects the manufacturing or testing of Product by DSM under the Agreement.” During this period DSM agrees to manufacture product and fill all Purchase Orders submitted as requested by ORPHAN.

6. Section 16.3(b) of the Agreement (formerly Section 16.2(b)) shall be amended by restating the lead-in clause of section 16.3(b) to read as follows:

“Other than termination by ORPHAN pursuant to Section 16.1(a) or Section 16.2 hereof . . .”

7. As amended pursuant to this Amendment, the Agreement is hereby ratified and confirmed in all respects by each of DSM and Orphan as a legally enforceable agreement between them.

{Signatures on following page}

Amendment No. 2: Page 3

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, each of DSM and Orphan has caused this Amendment No. 2 to be executed by a fully authorized corporate officer as of the date first set forth above.

ORPHAN MEDICAL, INC.

By:	/s/ John H. Bullion
Name/Title:

DSM PHARMACEUTICALS, INC.

By:	/s/ Terence S. Novack
Terence S. Novack
Sr. Vice President of Commercial Operations

Amendment No. 2: Page 4

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Appendix D

Product Commercial Pricing

Product Price is based on component costs represented in Letter dated March 11, 2002, attached.

Tiered pricing for Xyrem® [ * ]

Volume Breaks [ * ]	Conversion	Materials	Total Unit Price
[ * ]	[ * ]	[ * ]	[ * ]
Volume Breaks [ * ]	Conversion	Materials	Total Unit Price
[ * ]	[ * ]	[ * ]	[ * ]

Amendment No. 2: Page 5

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

March 11, 2002

Mr. Randy Tlachac

Orphan Medical

13911 Ridgedale Drive, Suite 250

Minnetonka, Minnesota 55305

Dear Mr. Tlachac:

The purchasing department at DSM is working together with our vendors to obtain the best purchase price for components. The purchase price of the components for Xyrem® is in most cases higher than the pricing estimated by Orphan. We have listed below the actual purchase costs for the Xyrem® components paid (or to be paid) by DSM for component purchases to date as requested in your e-mail note dated 03/04/02.

Component Description	Purchase Costs Unit of Measure = each	Extended Purchase Costs
[ * ]	[*]	[ * ]
TOTAL		[	* ]
*estimate

In the event that Orphan Medical elects to have DSM purchase from other vendors, not yet DSM qualified, Orphan Medical would accept all associated costs of changes that would be required to transition from the established vendors to new vendors for the Xyrem© components, including qualification audits, establishing new specifications and item numbers, all costs associated with machinability and line testing, and any other changes that would be required. If Orphan Medical negotiates lower prices, DSM will take every effort to negotiate these same prices with DSM suppliers.

As noted in previous correspondence, any last minute changes to components may impact the timeline for the commercial introduction of Xyrem® after FDA approval (anticipated April 9, 2002). The commercial pricing updates are due to Orphan Medical requirements as mandated by the FDA that a Medguide be included on the inside of the commercial carton and that the Medguide be referenced on the outside of the carton.

Call me if you have any questions (252-707-7322).

Sincerely,

/s/ Trudy Briley
Trudy Briley
Account Manager
Pharmaceutical Sales & Marketing

cc:	Michel Deinum (DSM)
Terry Novak (DSM)
Lori Thigpen (DSM)
Bill Conway (DSM)
Collins Hines (DSM)
File (2)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.